ASSET PURCHASE AGREEMENT


         THIS ASSET PURCHASE AGREEMENT (the "Agreement"), dated as of April 2, 1998 (the "Execution Date"), is by and among PRIMEDICA HEALTHCARE, INC., a Florida corporation ("Primedica"), and METCARE VII, INC. ("Metcare"), a Florida corporation, and METROPOLITAN HEALTH NETWORKS, INC., a Florida corporation, and the owner of all of the issued and outstanding shares of Metcare ("Parent").


                             PRELIMINARY STATEMENTS

         1. Primedica is desirous of conveying a substantial portion of its business assets related to the physician practices located at 18300 N. E. 19th Avenue, North Miami Beach, Florida and 1856 N.E. 163rd Street, North Miami Beach, Florida to Metcare in exchange for Primedica's receipt from Metcare of the Purchase Price (as defined below).

         2. Without the covenants and agreements of Primedica contained in this Agreement, Metcare would not enter into this Agreement or consummate the contemplated transaction.

                                    AGREEMENT

                  In consideration of the respective representations, warranties, agreements and covenants in this Agreement and subject to the conditions contained in this Agreement, the parties, intending to be legally bound, agree as follows:


                                    ARTICLE I

                        Transfer and Assignment of Assets

         Section I.1       Transfer and Assignment of Assets.

                  (a) Upon the terms and subject to the conditions of this Agreement, and effective as of the Closing Date, Primedica transfers to Metcare and Metcare acquires from Primedica, all of Primedica's right, title and interest in and to the assets listed on Schedule 1.1 to this Agreement (the "Assets"):

                  (b) In order to effectuate the assignment, transfer and conveyance contemplated by Section 1.1(a), simultaneously with the execution of this Agreement, and effective as of the Closing Date, Primedica is executing and delivering all instruments of assignment, transfer or conveyance (collectively, the "Conveyance Instruments") as Metcare reasonably deems necessary or appropriate to vest in or confirm to Metcare good, valid and marketable title to all of the Assets, free and clear of all liens, encumbrances, defects and claims of any kind ("Liens"). Notwithstanding anything contained in this Agreement, to the extent that any of the Assets would otherwise include any license, contract, agreement or other item (a "Restricted Asset") which requires the consent, approval or waiver of another party to the transfer of any Restricted Asset under this Agreement and all of these consents, approvals or waivers have not been obtained prior to the Closing with respect to that Restricted Asset, then:
(i) only the claims, rights, benefits and obligations arising under that Restricted Asset and otherwise to be assigned and assumed under this Agreement shall be assigned and assumed as of the Closing Date; (ii) upon Metcare's request, Primedica shall cooperate with Metcare in Metcare's efforts to obtain those consents, approvals and waivers; and, (iii) upon the receipt of all necessary consents, approvals and waivers with respect to the Restricted Asset, that Restricted Asset shall automatically be deemed assigned and assumed to the extent it would have been assigned and assumed as of the Closing Date but for the lack of those consents, approvals and waivers.

         Section I.2 Excluded Assets. All assets of Primedica, which are not included in Schedule 1.1 are not being conveyed to Metcare (the "Excluded Assets") including, but not limited to: (a) Primedica's original books, records and other data relating to the Assets, business, employees and operations of Primedica; (b) Primedica's pension funds, Employee Programs (as defined below) and other plans and arrangements regarding employee benefits; (c) Primedica's cash in bank; and (d) Primedica's rights to payment for services rendered on or before the Closing Date.

                                   ARTICLE II

  Purchase Price; Assumed Obligations; Allocation of Purchase Price; Put Option


         Section II.1 Purchase Price. The aggregate purchase price (the "Purchase Price") for the Assets shall be: (i) Three Million Five Hundred Thousand Dollars ($3,500,000.00); and, (ii) Metcare's and Parent's assumption of certain of Primedica's obligations as described in Section 2.2. Subject to the terms and conditions of this Agreement, and in reliance on the representations, warranties and covenants of Primedica contained in this Agreement and made at the Closing, Metcare shall deliver to Primedica, at the Closing, the Purchase Price by execution and delivery to Primedica of a promissory note substantially in the form of Exhibit A (the "Note").

         Section II.2 Assumed Obligations. Effective as of the Closing Date, Metcare and Parent assume and collectively agree to pay, discharge and perform, when lawfully due, those liabilities and obligations of Primedica to the extent expressly set forth on Schedule 2.2 to this Agreement (all of which are collectively referred to as the "Assumed Obligations").

         Section II.3 Allocation of the Purchase Price. The parties mutually agree that the allocation of the Purchase Price is as follows: (a) $135,000.00 for accounts receivable; (b) $465,000.00 for furniture and equipment; and $2,900,000.00 for goodwill.

         Section 2.4 Put Option. Simultaneously with the execution and delivery of this Agreement, Metcare, Parent and Primedica shall enter into a Repurchase Election Agreement in substantially the form of Exhibit B to this Agreement.


                                   ARTICLE III

                                     Closing

         Section III.1 Time and Place of the Closing. The closing (the "Closing") of the transactions contemplated by this Agreement is being held at the offices of Primedica, simultaneously with the execution of this Agreement, and shall be deemed effective as of 12:01 a.m., Miami time, on the date of this Agreement (the "Closing Date").

         Section III.2 Procedure at the Closing. At the Closing, the parties are taking the following steps in the order listed below (provided, however, that upon their completion all of these steps shall be deemed to have occurred simultaneously):

                  (a) Primedica shall duly execute and deliver the Conveyance Instruments to Metcare;

                  (b) Primedica shall execute and deliver resolutions adopted by the board of directors and shareholders of Primedica approving the transactions contemplated by this Agreement, certified by the corporate secretary of Primedica;

                  (c) Metcare shall deliver resolutions adopted by the board of directors of Metcare approving the transactions contemplated by this Agreement, certified by the corporate secretary of Metcare;

                  (d) Parent shall deliver resolutions adopted by the board of directors of Parent approving the transactions contemplated by this Agreement, certified by the corporate secretary of Parent;

                  (e) Metcare and Parent shall deliver the Note to Primedica;

                  (f) Primedica shall execute and deliver to Metcare an Assignment and Assumption of Lease Agreement for each of the Personal Property Leases in substantially the form of Exhibit C attached to this Agreement, duly executed by Primedica, and a Lessor's consent to the assignment, duly executed by each Lessor;

                  (g) Metcare shall deliver to Primedica a Certificate of Good Standing issued by the Secretary of State of Florida, dated not more than thirty
(30) days prior to the Closing Date;

                  (h) Parent shall deliver to Primedica a Certificate of Good Standing issued by the Secretary of State of Florida, dated not more than thirty
(30) days prior to the Closing Date;

                  (i) Primedica shall deliver to Metcare a Certificate of Good Standing issued by the Secretary of State of Florida dated not more than thirty
(30) days prior to the Closing Date;

                  (j) Primedica, as the tenant or subtenant under the Real Property Leases, shall execute and deliver to Metcare or its nominee assignments of the Real Property Leases, in the form of Exhibit D attached to this Agreement;

                  (k) Primedica shall have executed and delivered to Metcare the following instrument, in the form of Exhibit E attached to this Agreement, duly executed by the landlord or sublessor under the Real Property Leases: an instrument evidencing each landlord's and sublessor's consent to the assignment to Metcare or its nominee of the Real Property Leases; and

                  (l) Primedica shall have executed and delivered to Metcare the assignment of the employment agreements of the following physicians: Alvin Gutierrez, M.D., Gonzalo Iravedra, M.D., Marc Shapiro, D.O. and Bertram Shapiro, D.O. (collectively, the "Doctors").

                                   ARTICLE IV

                   Representations and Warranties of Primedica

         In order to induce Metcare to enter into this Agreement and to consummate the transactions contemplated under this Agreement, Primedica makes the following representations and warranties to Metcare:

         Section IV.1 Organization, Power and Authority of Primedica. Primedica is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has the requisite corporate power and authority to own or lease its properties and to carry on its business as it is now being conducted.

         Section IV.2 Due Authorization; Binding Obligation. Primedica has the requisite corporate power and authority to enter into this Agreement and all documents described within this Agreement to be executed in connection with this Agreement (collectively, the "Related Documents") to which it is or is to be a party, and to consummate the contemplated transactions. This Agreement and the Related Documents to which Primedica is a party have been duly and validly executed and delivered by Primedica and are the legal, valid and binding obligations of Primedica, enforceable in accordance with their respective terms. The board of directors and shareholders of Primedica have duly authorized the execution of this Agreement and the consummation of the transactions contemplated by this Agreement as required under applicable law. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will: (i) conflict with or violate any provision of Primedica's Articles of Incorporation or By-laws, or any law, ordinance or regulation or any decree or order of any court or administrative or other governmental body which is either applicable to, binding upon or enforceable against Primedica; or (ii) result in the creation of any Lien, charge or encumbrance upon any of its assets. Attached to this Agreement and marked as Exhibit F is a true, correct and complete copy of the Articles of Incorporation, as amended, and attached to this Agreement and marked as Exhibit G is a true, correct and complete copy of the By-laws, as amended, of Primedica.

         Section IV.3 Ownership of Primedica. Sheridan Healthcorp, Inc. is the sole record and beneficial owner of all outstanding shares of Primedica's stock.

         Section IV.4 The Real Property Lease(s) attached to the Disclosure Document as Exhibit H are true and complete copies of the Real Property Lease(s), including all amendments and modifications, which Primedica is a party to.

         Section IV.5 Personal Property Leased and Purchase Options. The Personal Property Leases attached to this Agreement as Exhibits I-1 through I-are (i) true and complete copies of all the Personal Property Leases.

         Section IV.6 Title to Assets. Primedica has good and marketable title to all of the Assets, subject to Liens for current taxes and assessments not yet due and payable. All of the Assets shall be conveyed to Metcare free and clear of restrictions on or conditions to transfer or assignment, and free and clear of any mortgage, Lien, charge, encumbrance, security interest or other restrictions. Primedica is the tenant or subtenant under the Real Property Lease(s).

         Section IV.7 Condition of Assets. Primedica makes no representation or warranty regarding the condition of the Assets, and Metcare is acquiring on an As-Is basis.

                                    ARTICLE V

                    Representations and Warranties of Metcare

         In order to induce Primedica to enter into this Agreement and to consummate the transactions contemplated under this Agreement, Metcare and Parent make the following representations and warranties to Primedica:

         Section V.1 Organization, Power and Authority. Metcare is a corporation duly organized and validly existing under the laws of the State of Florida, with full corporate power and authority to enter into this Agreement and perform its obligations under this Agreement. Parent is a corporation duly organized and validly existing under the laws of the State of Florida, with full corporate power and authority to enter into this Agreement and perform its obligations under this Agreement.

         Section V.2 Due Authorization; Binding Obligation. The execution, delivery and performance of this Agreement, the Related Documents and all other agreements contemplated by this Agreement and the consummation of the contemplated transactions have been duly authorized by all necessary corporate action of Metcare and Parent. This Agreement has been duly executed and delivered by Metcare and Parent and is a valid and binding obligation of Metcare and Parent, enforceable in accordance with its terms. Except for any corporate action required by Metcare or Parent and conditions precedent provided for in this Agreement which must be satisfied or waived, no other action on the part of any individual or other person or entity is necessary to authorize this Agreement or for the consummation of the transactions contemplated by this Agreement and the Related Documents. Metcare and Parent has duly executed this Agreement and authorized the execution of this Agreement and the consummation of the transactions contemplated by this Agreement as required under the Florida Business Corporation Act.

         Section V.3 Consents and Approvals. No approval, consent or authorization of or filing or registration with any governmental or other regulatory authority or other third party is required by Metcare or Parent for the execution, delivery or performance of this Agreement or for the consummation of the transactions contemplated by this Agreement, except for those which shall have been obtained prior to the Closing.

                                   ARTICLE VI

                             Covenants of Primedica

         Section VI.1 Further Assurances. From time to time after the date of this Agreement, Primedica agrees that it shall execute and deliver all other instruments and shall take all other actions as Metcare may reasonably request to effectuate the contemplated transactions. Primedica agrees that it shall take whatever action may be necessary as soon as practicable after execution of this Agreement to ensure that any governmental licenses or certificates held by Primedica prior to the Closing and necessary for Metcare's operation of the assets acquired pursuant to this Agreement are transferred from Primedica to Metcare as soon as practicable after the Closing Date.

                                   ARTICLE VII

                              Covenants of Metcare

         Section VII.1 Further Assurances. From time to time after the date of this Agreement, Metcare shall execute and deliver all other instruments and shall take all other actions as Primedica may reasonably request to effectuate the transactions contemplated by this Agreement.

                                  ARTICLE VIII

                                 Indemnification

         Section VIII.1 Indemnification. Each party agrees to fully, completely, and unconditionally indemnify, defend, and hold the other party and their directors, officers, employees, agents, and affiliates harmless from and against any and all claims, actions, liability, loss, cost, and expenses, proceedings, investigations, causes of action, whether suit is instituted or not and, if instituted, at any trial or appellate level, and whether raised by the parties to this Agreement or any third party (including, without limitation, costs of judgments, settlements, court costs, and attorneys' fees, costs and expenses) arising out of or relating to, or alleged to arise out of or relate to, negligent or intentional acts or omissions of the indemnifying party, or any failure by the indemnifying party to perform any obligation or covenant of the indemnifying party under this Agreement. Metcare shall be jointly and severally liable for all of Parent's obligations under this Agreement, including, without limitation, any indemnification obligations. Parent shall be jointly and severally liable for all of Metcare's obligations under this Agreement including, without limitation, any indemnification obligations.

                                   ARTICLE IX

                                  Miscellaneous

         Section IX.1 Brokers' Commission. Metcare and Parent will jointly and severally indemnify and hold harmless Primedica from any commission, fee or claim of any person, firm or corporation employed or retained or claiming to be employed or retained by Metcare or Parent to bring about, or to represent it in, the transactions contemplated by this Agreement. Primedica will indemnify and hold harmless Metcare and Parent from any commission, fee or claim of any person, firm or corporation employed or retained or claiming to be employed or retained by Primedica to bring about, or to represent them in, the transactions contemplated by this Agreement.

         Section IX.2 Amendment and Modification. This Agreement and the Related Documents may not be modified or terminated orally, and no modification or termination shall be binding unless in writing and signed by the parties to this Agreement.

         Section IX.3 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, assigns, heirs, estates, beneficiaries, executors and legal and personal representatives.

         Section IX.4 No Waiver; Remedies Cumulative. This Agreement and the Exhibits and Schedules attached to this Agreement, the Disclosure Document and the Related Documents contain the entire agreement of the parties with respect to the acquisition and the other transactions contemplated in this Agreement, and merges and supersedes all prior understandings and agreements among the parties with respect to the subject matter of this Agreement. Failure of any party to enforce one or more of the provisions of this Agreement or to require at any time performance of any of the obligations under this Agreement shall not be construed to be a waiver of any provisions by any party nor to in any way affect the validity of this Agreement or any party's right to enforce any provision of this Agreement nor to preclude any party from taking all other action at any time which it would legally be entitled to take. All waivers to be effective shall be in writing signed by the waiving party.

         Section IX.5 Headings. The descriptive headings in this Agreement are inserted for convenience of reference only and shall in no way restrict or otherwise affect the construction of the terms or provisions of this Agreement. Any references in this Agreement to Sections, Exhibits and Schedules are the Sections, Exhibits and Schedules of this Agreement, the Related Documents or the Disclosure Document.

         Section IX.6 Execution in Counterparts. This Agreement may be executed in any number of multiple counterparts, each of which shall be deemed an original and all of which together shall be deemed to be one and the same instrument. Each party agrees to be bound by any telecopied signature to this Agreement or any agreement executed in connection herewith as if a manually executed signature page had been executed and delivered.

         Section IX.7 Notices. Whenever any notice, request, information or other document is required or permitted to be given under this Agreement, that notice, demand or request shall be in writing and shall be either hand delivered, sent by United States certified mail, postage prepaid, delivered via overnight courier to the addresses below or to any other address that any party may specify by notice to the other parties. No party shall be obligated to send more than one notice to each of the other parties and no notice of a change of address shall be effective until received by the other parties. A notice shall be deemed received upon hand delivery or telecopy transmission, two days after posting in the United States mail or one day after dispatch by overnight courier.

         If to Metcare:             METCARE VII, INC.
                                    350 NW 12th Avenue
                                    Deerfield Beach, Florida 33442
                                    Attn:  Anthony Gigliotti, President

         If to Parent:              METROPOLITAN HEALTH NETWORKS, INC.
                                    350 NW 12th Avenue
                                    Deerfield Beach, Florida 33442
                                    Attn: ________________________

         with a copy to:            METCARE VII, INC.
                                    350 NW 12th Avenue
                                    Deerfield Beach, Florida 33442
                                    Attn:  Roberto Palenzuela, General Counsel

         If to Primedica:           PRIMEDICA HEALTHCARE, INC.
                                    4651 Sheridan Street, Suite 400
                                    Hollywood, Florida 33021
                                    ATTN: Jay A. Martus, Esq.,
                                          Vice President and General Counsel

         Section IX.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without regard to its conflicts of law principles.

         Section IX.9 Expenses and Taxes. All accounting, legal and other costs and expenses incurred in connection with the negotiation of this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring those fees, costs and expenses. Except as provided in the next sentence, in no event shall Metcare be liable for taxes imposed upon Primedica including, without limitation, any and all taxes upon their incomes, taxes incurred prior to the Closing Date and sales taxes. Metcare and Parent shall be solely responsible for all (i) taxes imposed upon the conveyance of the Assets and (ii) sales, use or excise taxes payable in connection with the contemplated transactions.

         Section IX.10 Waiver. Any party to this Agreement may extend the time for or waive the performance of any of the obligations of the other, waive any inaccuracies in the representations or warranties by the other, or waive compliance by the other with any of the covenants or conditions contained in this Agreement. Any extension or waiver shall be in writing and signed by the parties. No waiver shall operate or be construed as a waiver of any subsequent act or omission of the parties.

         Section IX.11 Severability. The invalidity or unenforceability of any one or more of the words, phrases, sentences, clauses, or sections contained in this Agreement shall not affect the validity or enforceability of the remaining provisions of this Agreement or any part of any provision, all of which are inserted conditionally on their being valid in law, and in the event that any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall be declared invalid or unenforceable, this Agreement shall be construed as if such invalid or unenforceable word or words, phrase or phrases, sentence or sentences, clause or clauses, or section or sections had not been inserted or shall be enforced as nearly as possible according to their original terms and intent to eliminate any invalidity or unenforceability.

         Section IX.12 Litigation; Prevailing Party. Except as otherwise required by applicable law or as expressly provided in this Agreement, in the event of any litigation, including appeals, with regard to this Agreement, the prevailing party shall be entitled to recover from the non-prevailing party all reasonable fees, costs, and expenses of counsel (at pre-trial, trial and appellate levels).

         Section IX.13 Construction. This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafted, including any presumption of superior knowledge or responsibility based upon a party's business or profession or any professional training, experience, education or degrees of any member, agent, officer of employee of any party. If any words in this Agreement have been stricken out or otherwise eliminated (whether or not any other words or phrases have been added) and the stricken words initialed by the party against whom the words are construed, then this Agreement shall be construed as if the words so stricken out or otherwise eliminated were never included in this Agreement and no implication or inference shall be drawn from the fact that those words were stricken out or otherwise eliminated.

         Section IX.14 Mergers and Consolidation; Successors and Assigns. Metcare and Parent shall not have the right to assign their rights or delegate their duties and obligations under this Agreement. The parties acknowledge and agree that the provisions of this Agreement, are assignable by Primedica to any assignee, successor or Affiliate and, upon that assignment, the assignee, successor or affiliate shall be entitled to enforce the provisions of this Agreement.

         Section IX.15 Jurisdiction; Venue; Inconvenient Forum; Jury Trial. ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, OR ANY JUDGMENT ENTERED BY ANY COURT IN RESPECT TO THIS AGREEMENT SHALL BE BROUGHT IN THE COURTS OF THE STATE OF FLORIDA OR IN THE U.S. DISTRICT COURT FOR THE SOUTHERN DISTRICT OF FLORIDA IN BROWARD COUNTY, AND THE PARTIES ACCEPT THE EXCLUSIVE PERSONAL JURISDICTION OF THOSE COURTS FOR THE PURPOSE OF ANY SUIT, ACTION OR PROCEEDING. IN ADDITION, THE PARTIES KNOWINGLY, INTENTIONALLY AND IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH THEY MAY NOW OR LATER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ANY JUDGMENT ENTERED BY ANY COURT BROUGHT IN THE STATE OF FLORIDA, AND FURTHER, KNOWINGLY, INTENTIONALLY AND IRREVOCABLY WAIVE ANY CLAIM THAT ANY SUIT, ACTION OR PROCEEDING BROUGHT IN THE STATE OF FLORIDA HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY WAIVES ALL RIGHTS TO ANY TRIAL BY JURY IN ALL LITIGATION RELATING TO OR ARISING OUT OF THIS AGREEMENT.

         IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be duly executed as of the date first written above.

                                   METCARE:

                                   METCARE VII, INC.
                                   a Florida corporation


                                   By: /s/ Noel J. Guillama
                                       ---------------------------
                                       Noel J. Guillama, President

                                   PARENT:

                                   METROPOLITAN HEALTH NETWORKS, INC.
                                   a Florida corporation


                                   By:/s/ Noel J. Guillama
                                      ----------------------------
                                      Print Name: Noel J. Guillama
                                      Print Title: President

                                   PRIMEDICA:

                                   PRIMEDICA HEALTHCARE, INC.



                                   By: /s/ Jay A. Martus
                                      --------------------------
                                      Jay A. Martus, Vice President